Exhibit 99.1

WinVest Acquisition Corp. Announces Extension of Termination Date and Additional Contribution to Trust Account to Extend Termination Date

Cambridge, MA, November 14, 2024 — WinVest Acquisition Corp. (NASDAQ: WINV, the “Company”), a special purpose acquisition company, announced today that its Board of Directors (the “Board”) has approved an extension of the period of time available to the Company to consummate an initial business combination by one month from November 17, 2024 to December 17, 2024 (the “Termination Date”), as permitted under the Company’s Amended and Restated Certificate of Incorporation, as amended. The purpose of the extension is to provide additional time for the Company to complete an initial business combination.

In connection with the extension, $30,000 (representing approximately $0.061 per unredeemed share of common stock issued in the Company’s initial public offering) will be deposited into the trust account established in connection with the Company’s initial public offering pursuant to the Company’s sixth drawdown upon an unsecured non-interest-bearing promissory note in the aggregate principal amount of $180,000 issued by the Company to WinVest SPAC LLC (the “Sponsor”) on June 12, 2024.

About WinVest Acquisition Corp.

WinVest Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including statements about the successful consummation of the Company’s initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from those contemplated by the forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and other reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact:

WinVest Acquisition Corp.

Manish Jhunjhunwala

(617) 658-3094